UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 29, 2008

Roanoke Technology Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-26715	22-3558993
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

106 Glenwood Dr. S.,
Liverpool, NY 13090
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

315-451-7515
(ISSUER TELEPHONE NUMBER)

360 Main Street
Washington, VA 22747
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Joseph Meuse resigned as the Company’s General Partner effective as of February 29, 2008.   The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On February 29, 2008, Mr. Garry McHenry was appointed as the Company’s Director.  As of the date of this filing, Mr. Garry McHenry was also appointed as the President and Secretary of the Company.

Mr. Garry McHenry, General Partner of All-State Properties, L.P.

Garry McHenry, age 50, started his career in the Telecommunications field in 1991 with Protel, a leading manufacturer of public payphones, where he helped develop one of the first fixed wireless public payphones.  He has also served as Manager of Engineering of Wireless Payphones with Technology Service Group (which was one of the leading suppliers to Bell South), as Manager of South-Eastern Sales with U.S. Long Distance, LCI and Qwest Communications, and as Manager of International Sales for American International Telephone where he was responsible for the Nortel switching equipment line of products.  He is currently President of Digital Utilities, Inc.  Mr. McHenry is a graduate of the Rochester Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Roanoke Technology Corp.

Date: February 29, 2008	By:	/s/ Garry McHenry
Director / President /Secretary